UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2019

MACY'S, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

- and -

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	M	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.07.    Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of Macy’s, Inc. (“Macy’s”) was held on May 17, 2019 in Cincinnati, Ohio. The following is a summary of the matters voted on at the meeting:

1.	Shareholders approved the election of eleven directors for a one-year term expiring at the 2020 annual meeting of Macy's shareholders, as follows:

	VOTES
	“For”	“Against”	“Abstain”	Broker Non-Vote
David P. Abney	220,247,242	1,613,597	915,569	40,917,682
Francis S. Blake	219,412,516	2,471,370	892,522	40,917,682
John A. Bryant	220,237,326	1,593,589	945,493	40,917,682
Deirdre P. Connelly	217,685,928	4,275,307	815,173	40,917,682
Jeff Gennette	207,133,748	13,129,580	2,513,080	40,917,682
Leslie D. Hale	220,103,731	1,808,795	863,882	40,917,682
William H. Lenehan	220,169,497	1,632,012	974,899	40,917,682
Sara Levinson	215,279,446	6,607,755	889,207	40,917,682
Joyce M. Roché	210,765,875	11,210,365	800,168	40,917,682
Paul C. Varga	216,022,514	5,909,182	844,712	40,917,682
Marna C. Whittington	210,016,454	11,957,926	802,028	40,917,682

2.	Shareholders ratified the appointment of KPMG LLP as Macy's independent registered public accounting firm for the fiscal year ending February 1, 2020, as follows:

“For”	“Against”	“Abstain”	“Broker Non-Vote”
250,534,657	12,179,074	980,359	-0-

3.    Shareholders approved the advisory vote to approve named executive officer compensation, as follows:

“For”	“Against”	“Abstain”	“Broker Non-Vote”
200,538,686	20,968,758	1,268,964	40,917,682

4.    Shareholders did not approve the advisory vote on the Shareholder proposal regarding political disclosure:

“For”	“Against”	“Abstain”	“Broker Non-Vote”
110,055,566	97,342,526	15,378,316	40,917,682

5.	Shareholders did not approve the advisory vote on the Shareholder proposal regarding recruitment and forced labor:

“For”	“Against”	“Abstain”	“Broker Non-Vote”
78,740,870	114,934,666	29,100,872	40,917,682

MACY’S, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY’S, INC.

Dated: May 21, 2019	By: /s/ Elisa D. Garcia
Name: Elisa D. Garcia
Title: Executive Vice President, Chief Legal Officer and Secretary